Exhibit 99.1

BAB, Inc. Announces Cash Distribution

Deerfield, IL – September 3, 2010 - BAB, Inc. (OTCBB: BABB), today announced that its Board of Directors has declared a cash distribution of $0.01 per share, payable on September 30, 2010, to shareholders of record as of September 16, 2010.

The Company believes that, for tax purposes a portion of the distribution and any future distributions that the Board may declare in 2010 (collectively, the “Distributions”) may be treated as a return of capital to shareholders to the extent of each shareholder’s basis, while the remaining portion of the Distribution may be treated as a dividend.

The portion of the Distributions that will be treated as dividends will not be determined until after December 31, 2010, as that portion is dependent upon the Company’s earnings and profit for tax purposes for its fiscal year ending November 30, 2010, and the Company will not be able to definitively calculate its earnings and profits until after the end of the fiscal year.  The final determination will be reported to recipients of the Distributions on a tax information return in early 2011.

BAB, Inc. operates, franchises, and licenses Big Apple Bagels ®, My Favorite Muffin ® Jacobs Bros. Bagels ® and Brewster’s ® Coffee.  The Company’s stock is traded on the OTCBB under the symbol BABB and its web site can be visited at www.babcorp.com.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “would,” “believe” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements.   These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements.  The above factors are more fully discussed in the company’s SEC filings.

Contact:	BAB, Inc.
Michael K. Murtaugh
Phone: (847) 948-7520 Fax: (847) 405-8140
www.babcorp.com